UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): July 7, 2025

ChargePoint Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39004	84-1747686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 East Hacienda Avenue Campbell, CA	95008
(Address of Principal Executive Offices)	(Zip Code)
(408) 841-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CHPT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 7, 2025, Rebecca Chavez, Chief Legal Officer and Corporate Secretary of ChargePoint Holdings, Inc. (the “Company”), notified the Company of her decision to resign, effective July 25, 2025, in order to pursue another professional opportunity.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
On July 8, 2025, the Company held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, 270,641,267 shares of the Company’s common stock, or approximately 58.6% of the total shares entitled to vote, were represented in person or by proxy. The matters before the Annual Meeting were described in more detail in the Company’s definitive 2025 Proxy Statement filed with the United States Securities and Exchange Commission on May 22, 2025 (the “2025 Proxy Statement”). The vote results detailed below represent final results as certified by the Inspector of Election.
Proposal One--Election of Directors. The stockholders elected the following nominees as Class II directors to serve until the 2028 Annual Meeting of Stockholders and until the election and qualification of their respective successors or their earlier death, disqualification, resignation or removal.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mitesh Dhruv	89,592,578	7,609,392	173,439,297
Jeffrey Harris	91,020,636	6,181,334	173,439,297
Susan Heystee	88,186,637	9,015,333	173,439,297
G. Richard Wagoner, Jr.	66,048,478	31,153,492	173,439,297
Proposal Two--Ratification of Selection of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company's fiscal year ending January 31, 2026.

Votes For	Votes Against	Abstentions
258,034,312	9,826,899	2,780,056
Proposal Three--Advisory Vote to Approve the Compensation of the Company's Named Executive Officers. The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the 2025 Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
80,276,324	15,215,788	1,709,858	173,439,297
Proposal Four--Reverse Stock Split Proposal. The stockholders adopted and approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) to effect, at the discretion of the Company’s Nominating and Corporate Governance Committee, a reverse stock split of the Company’s common stock at a ratio in the range of one-for-two to one-for-thirty, with such ratio to be determined at the discretion of the Nominating and Corporate Governance Committee (the “Reverse Stock Split Proposal”).

Votes For	Votes Against	Abstentions
232,856,616	34,087,805	3,696,846
Proposal Five--Corporate Opportunity Waiver Proposal. The stockholders did not adopt and approve the proposed amendment of the Company’s Charter to remove Article Thirteenth of the Charter which provides for the waiver and renunciation of corporate opportunities related to the Company.

Votes For	Votes Against	Abstentions	Broker Non-Votes
89,327,353	5,831,608	2,043,009	173,439,297

Proposal Six--Adjournment Proposal. The stockholders adopted and approved one or more adjournments of the Annual Meeting, if necessary, for the Company to solicit additional proxies if there were not sufficient votes in favor of the Reverse Stock Split Proposal.

Votes For	Votes Against	Abstentions
228,609,821	37,023,469	5,007,977
Item 8.01.    Other Events.
On July 9, 2025, after receiving the stockholder approval of the Reverse Stock Split Proposal, the Nominating and Corporate Governance Committee of the Company approved the implementation of a reverse stock split of the Company’s common stock at a ratio of 1-for-20. The reverse stock split is intended to increase the market price per share of the Company’s common stock and help the Company regain compliance with the minimum price criteria for continued listing on the New York Stock Exchange (the “NYSE”).
As previously reported, on February 19, 2025, the Company received notice from the NYSE that it was no longer in compliance with the continued listing requirements of the NYSE because the average closing price for its common stock had fallen below $1.00 per share over a consecutive 30 trading-day period, which is the minimum price criteria required to maintain listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual. The Company expects that the reverse stock split will be effective as of 12:01 am Eastern Time, on July 28, 2025 (the “Effective Time”) and that the Company’s common stock will begin trading on a split-adjusted basis on the NYSE at the market open on July 28, 2025.
At the Effective Time, every twenty (20) issued and outstanding shares of the Company’s common stock will be converted into one share of the Company’s common stock. Once effective, the reverse stock split will reduce the number of issued and outstanding shares of common stock from approximately 467,118,934 to approximately 23,355,946 shares. When the reverse stock split becomes effective, the aggregate number of equity-based awards that remain available to be granted under the Company’s equity incentive plans will be decreased proportionately and proportionate adjustments will be made to the per share exercise price, share-based vesting criteria and the number of shares issuable upon the exercise of outstanding stock options, as applicable, as well as to the number of shares that would be owned upon vesting and settlement of restricted stock units and other equity-based awards, as applicable. Additionally, when the reverse stock split becomes effective, the Company’s outstanding warrants to purchase shares of the Company’s common stock will be proportionately adjusted in accordance with the respective warrant agreements to reflect the reverse stock split, including the number of shares purchasable upon exercise of such warrants and/or their exercise prices, and the conversion rate of the Company’s convertible notes will be proportionately adjusted in accordance with the indenture governing the convertible notes to reflect the reverse stock split. Each stockholder’s percentage ownership interest in the Company will remain unchanged as a result of the reverse stock split, except to the extent that the reverse stock split would result in such stockholder owning a fractional share. No fractional shares shall be issued in connection with the reverse stock split, and any fractional shares resulting from the reverse stock split will be rounded down to the nearest whole share. Stockholders who otherwise would be entitled to receive fractional shares will receive a cash payment in lieu of such fractional shares at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock, as reported by NYSE, on the last trading day prior to the Effective Time.
Stockholders who hold their shares in “street name” that is through a brokerage firm, bank, dealer or other similar organization, will have their positions automatically adjusted to reflect the reverse stock split, subject to each broker’s particular processes, and do not need to take any action in connection with the reverse stock split. Stockholders of record will be receiving information from Continental Stock Transfer & Trust Company, the Company’s transfer agent, regarding their stock ownership following the reverse stock split.
The reverse stock split will not modify any rights or preferences of the Company’s common stock. The trading symbol for the Company’s common stock will remain “CHPT.” The new CUSIP number for the Company’s common stock following the reverse stock split will be 15961R 303.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARGEPOINT HOLDINGS, INC.

By:	/s/ Mansi Khetani
Name: Mansi Khetani
Title: Chief Financial Officer
Date: July 9, 2025